UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of earliest event reported:  October 9, 2006

NEW FIBER CLOTH TECHNOLOGY, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30021 (Commission File Number)	84-1492104 (IRS Employer Identification No.)

PO Box 461029, Glendale, CO 80246 (Address of Principal Executive Offices) (Zip Code)

(303) 394-1187
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 415 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Change in Registrant's Certifying Accountant

On October 9, 2006, New Fiber Cloth Technology, Inc. (the "Company") received a letter from Comiskey & Company, P.C., pursuant to which Comiskey & Company, P.C. resigned as the Company's principal accountant.

The audit report of Comiskey & Company, P.C. on the Company’s financial statements for the past two years did not contain any other adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, to accounting principles.  Comiskey & Company, P.C. did not, during the applicable periods, advise the Company of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B, Section 228.304(a)(1)(iv) of the Regulations under the Securities Exchange Act of 1934, as amended.

Comiskey & Company, P.C. have not, during the Company’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Comiskey & Company, P.C.’s satisfaction, would have caused Comiskey & Company, P.C. to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested Comiskey & Company, P.C. to furnish a letter addressed to the Securities Exchange Commission stating whether or not Comiskey & Company, P.C. agrees with the statements in this 8-K.  A copy of such letter dated April 5, 2007 is filed as Exhibit 16 to this 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit 16 Letter from Comiskey & Company, P.C., dated April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NEW FIBER CLOTH TECHNOLOGY, INC.

Dated: April 5, 2007

By:/s/Parker Seto

      Parker Seto

Its:  Chief Financial Officer